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                                                         EXHIBIT 2
REGISTERED                                               LP UNITS

TP 0316
                                                         CUSIP 644075 10 1

                   UNITS OF LIMITED PARTNERSHIP INTERESTS IN
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

THIS CERTIFIES THAT


      Is the registered holder of


representing limited partnership interests in New England Investment Companies, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate property endorsed and accepted. This Certificate and the LP Units evidenced hereby are issued and shall in all respects be subject to all the provisions of the Agreement of Limited Partnership of the Partnership as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof.
    This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
    WITNESS the facsimile signatures of the duly authorized officers of the General Partner of the Partnership.

DATED:                        NEW ENGLAND INVESTMENT COMPANIES, L.P.

Countersigned and Registered:  By     New England Investment Companies, Inc.
  THE BANK OF NEW YORK                    as General Partner
  (New York, New York)
  as Transfer Agent and
  Registrar

By                             By /s/ Edward N. Wadsworth   By:/s/ Peter S. Voss
    Authorized Signature                  Secretary                 President


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                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

     New England Investment Companies, L.P. a limited partnership formed under the laws of the State of Delaware (the "Partnership"), will furnish to the holder and each assignee of this Certificate and the LP Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business 399 Boylston Street, Boston, Massachusetts 02116, a copy of the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.

     FOR VALUE RECEIVED, _________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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-----------------------------------------------------------------------LP Units
representing limited partnership interests evidenced by this Certificate and do hereby irrevocably constitute and appoint

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to transfer the said LP Units on the books of the Partnership with full power of substitution in the premises.

Dated: ________________________________     ___________________________________
                                                         (Signature)
_______________________________________     ___________________________________
          Signatures Guaranteed                          (Signature)
SIGNATURES MUST BE GUARANTEED BY A MEMBER   NOTICE: The Signatures to this
FIRM OF THE NEW YORK STOCK EXCHANGE OR BY   Assignment must correspond with the
A COMMERCIAL BANK OR TRUST COMPANY.         name(s) as written upon the face of
                                            this Certificate in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

      ACCEPTANCE OF LP UNITS REPRESENTING LIMITED PARTNERSHIP INTERESTS IN
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

    The Undersigned (the "Assignee") hereby (a) agrees to become a limited partner of New England Investment Companies, L.P., a Delaware limited partnership (the "Partnership"), and a party to, and hereby executes, the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time (the "Agreement"), (b) agrees to comply with and be bound by all the provisions of such Agreement and (c) grants the Power of Attorney set forth in Article II of such Agreement.

Dated: ________________________________     ___________________________________
                                                   Signature of Assignee

     The LP Units evidenced hereby shall be subject to such restrictions on transfer, if any, as the General Partner of the Partnership may impose from time to time pursuant to the provisions of the Partnership's Amended and Restated Agreement of Limited Partnership, including without limitation any such restrictions imposed as part of or in connection with any Restructuring (as defined in such Amended and Restated Agreement of Limited Partnership). Attempted transfers in violation of any such restrictions may result in the imposition of damages or penalties, including forfeiture of the LP Units evidenced hereby.